Form N-SAR

Sub-Item 77Q1(a)

Material Amendments to Registrant’s Charter

2-34393, 811-1879

Certificate of Establishment and Designation of Series and Share Classes (Janus Henderson Asia Equity Fund, Janus Henderson Global Life Sciences Fund, and Janus Henderson Global Real Estate Fund) is incorporated herein by reference to Exhibit (a)(57) to Post-Effective Amendment No. 269 to Janus Investment Fund’s registration statement on Form N-1A, filed on January 26, 2018; accession number 0001193125-18-020442 (File No. 2-34393).